UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

December 16, 2010
Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way
Boise, Idaho 83716-9632
(Address of principal executive offices)

(208) 368-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

The Company’s 2010 Annual Meeting of Shareholders was held on December 16, 2010.  At the meeting, the following items were submitted to a vote of the shareholders:

(a)      The following nominees for Directors were elected.  Each person elected as a Director will serve until the next annual meeting of shareholders or until such person’s successor is elected and qualified.

Name of Nominee	Votes Cast For	Votes Cast Against/Withheld

Teruaki Aoki	570,008,224	266,572,184
Steven R. Appleton	672,909,413	163,670,995
James W. Bagley	649,480,978	187,099,430
Robert L. Bailey	680,125,975	156,454,433
Mercedes Johnson	684,592,124	151,988,284
Lawrence N. Mondry	569,977,444	266,602,964
Robert E. Switz	674,599,413	161,980,995

(b)      The proposal by the Company to approve an amendment to the 2007 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 20,000,000 was approved with 455,898,112 votes in favor, 234,995,867 votes against, and 145,686,429 abstentions.

(c)      The ratification of the appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm of the Company for the fiscal year ending September 1, 2011, was approved with 816,499,843 votes in favor, 18,821,727 votes against, and 1,258,838 abstentions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date:	December 20, 2010	By:	/s/ Ronald C. Foster
		Name:	Ronald C. Foster
		Title:	Chief Financial Officer and Vice President of Finance